CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Form SB-2 Registration Statement of Nayna Networks, Inc. of our reports dated March 31, 2006, relating to the financial statements of Nayna Networks, Inc. as of and for the year ended December 31, 2005, which is incorporated by reference into such Form SB-2.

NARESH ARORA
Santa Clara, California

Dated: April 11, 2006